UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: September 6, 2006

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.	Regulation FD Disclosure.

We recently sold our Performance Sheets operation, a sheet feeder facility located in City of Industry, California. The sale will result in a special after-tax gain of approximately $2 million, or $0.02 per diluted share, with cash proceeds estimated to be in the range of $40 million, including working capital.

The sale of Performance Sheets will lower shipments by approximately 13,000 tons in third quarter 2006 compared with second quarter 2006. Although the sale of Performance Sheets will reduce our corrugated shipments, we will maintain integration levels above 100% by increasing production of corrugating medium (and reducing production of linerboard) at our Maysville, Kentucky mill. These actions will reduce our dependence on open market purchases of corrugating medium.

In addition to the 13,000 tons of lower shipments from the sale of Performance Sheets, corrugated shipments will be down an additional 37,000 tons in third quarter 2006 compared with second quarter 2006 due to normal seasonal patterns (32,000 tons) and the temporary closure of our Binghamton, New York box plant due to flooding (5,000 tons).

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. A variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to:

•	general economic, market or business conditions;
•	the opportunities (or lack thereof) that may be presented to and pursued by us;
•	the availability and price of raw materials we use;
•	fluctuations in the cost of purchased energy;
•	fluctuations in the cost we incur to transport the raw materials we use and the products we manufacture;
•	assumptions related to pension and postretirement costs, and share-based compensation;
•	assumptions related to accounting for impaired assets;
•	the collectibility of loans and accounts receivable and related provision for losses;
•	competitive actions by other companies;
•	changes in laws or regulations and actions or restrictions of regulatory agencies;
•	the accuracy of certain judgments and estimates concerning our integration of acquired operations;
•	our ability to execute certain strategic and business improvement initiatives; and
•	other factors, many of which are beyond our control.

Our actual results, performance, or achievement probably will differ from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: September 6, 2006	By:	/s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

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